TO BUSINESS EDITOR:

Hovnanian Enterprises Reports 76% Increase in Third Quarter EPS;
Posts Record Revenues, Earnings, Net Contracts, Deliveries and Backlog; Raises Fiscal 2003 and 2004 EPS Projections

      Highlights For The Quarter Ended July 31, 2003

      -- Net earnings totaled $68.8 million, or $2.11 per fully diluted share, a 76% increase over the record $1.20 per share achieved in last year's third quarter. Excluding earnings from acquisitions closed within the last twelve months, more than 95% of the growth in earnings came from organic operations.

      -- Revenues increased to $848.8 million, up 20% from $704.6 million during the same period last year. The Company's pretax margin rose to 12.9% from 8.8% in the prior year's third quarter.

      -- Return on beginning equity for the latest twelve months ended
         July 31, 2003 was 43.5%, a strong indication of the Company's ability to create shareholder value. Earnings for the latest twelve months grew to $6.70 per diluted share.

      -- Management is increasing its projection for fiscal 2003 earnings to more than $7.50 per fully diluted share from the prior forecast of $6.50 to $6.75 per share. The revised 2003 estimate represents net income of $245 million, an increase of 78% from fiscal 2002. For fiscal 2004, earnings are expected to exceed $8.25 per fully diluted share, an increase from the prior estimate of $7.50 per share.

      -- The Company's consolidated homebuilding gross margin, excluding land sales, was 25.5%, an increase of 330 basis points from the third quarter of fiscal 2002.

      -- Deliveries increased to 3,066 homes, an all-time record for any quarter in the Company's 44 year history. Net contracts climbed to
         3,484 homes valued at $963.6 million, up 37% from last year's results.

      -- Contract backlog at July 31, 2003 was an all-time company record of
         5,718 homes with a sales value of $1.6 billion, an increase in dollar value of 33% from the same period last year.

      -- In August, after the quarter end, Hovnanian closed the previously announced acquisition of Great Western Homes, a builder of first-time and move-up homes throughout the Phoenix metropolitan area. The acquisition marks Hovnanian's entry into the Phoenix marketplace and expands the Company's operations in the Southwestern United States.

    RED BANK, N.J., Sept. 3 /PRNewswire-FirstCall/ -- Hovnanian
Enterprises, Inc. (NYSE: HOV), a leading national homebuilder, reported net income of $68.8 million, or $2.11 per fully diluted share, on $848.8 million in total revenue for the third quarter ended July 31, 2003. Last year's third quarter net income was $39.2 million, or $1.20 per fully diluted share, on revenue of $704.6 million. Pretax earnings from Financial Services increased to $6.0 million, up 21% from last year's third quarter.

    For the nine months ended July 31, 2003, revenue reached $2.16 billion, up 25% compared to $1.72 billion in the year earlier period. Net income for the first nine months of fiscal 2003 increased 100% to $166.1 million, or $5.06 per fully diluted share compared to $83.3 million or $2.61 per share in 2002. The dollar value of year-to-year net contracts during the nine-month period increased by 36% and the number of home deliveries rose by 20%.

    Comments from Management
    "We continued to set company records for growth and profitability during the third quarter," said Ara K. Hovnanian, President and Chief Executive Officer of the Company. "Our record earnings reflect the favorable supply and demand trends in many of our markets that have allowed us to increase home prices in many communities. Hovnanian is well positioned to take advantage of these trends due to our diverse offering of home styles aimed at a range of homebuyers from first-time homeowners to active adults. Our teams of homebuilding professionals are contributing to our success and creating value for our shareholders by continuing to acquire and develop excellent land positions in supply constrained markets. At the same time, our process improvements have further enhanced our profitability through increased efficiencies in our housing production.
The result is a 330 basis point improvement in our consolidated homebuilding gross margin for the quarter, compared with last year's third quarter. The strength in underlying demographic trends, low mortgage rates and healthy consumer demand have all contributed to our ability to raise prices in many locations and thus consistently beat our internal expectations," he added.

    "Our record contract backlog provides good forward earnings visibility as we approach the end of our fiscal year and look forward to fiscal 2004. Our strong third quarter results and improved margins allow us to increase our projection for the current fiscal year, ending October 31st, to more than $7.50 per fully diluted share," Mr. Hovnanian stated. "This revised earnings projection represents a 75% increase from last year's record earnings of $4.28 per fully diluted share. Fiscal 2003 revenue is expected to climb to over $3.0 billion, and deliveries are anticipated to exceed 11,000 homes. We now project that our fiscal 2004 revenues will exceed $3.8 billion with more than 14,000 home deliveries. Earnings for fiscal 2004 are projected to exceed $8.25 per diluted share. We expect to enter fiscal 2004, which begins in less than 60 days, with more than 45% of our projected 2004 deliveries already in backlog," Mr. Hovnanian concluded.

    "Earnings before interest expenses, income taxes, depreciation, amortization and other non-cash write-offs and charges ("EBITDA") for the third quarter rose 45% to $135.0 million from $93.0 million in the third quarter of 2002," said J. Larry Sorsby, Executive Vice President and Chief Financial Officer. "EBITDA covered the amount of interest incurred in the quarter by 7.6 times. The Company's ratio of net recourse debt-to-equity was 0.96 to 1.0 at July 31, 2003, after taking more than $100 million of excess cash into consideration. This compares with a net recourse debt-to-equity ratio of 1.13 to 1.0 at the end of the third quarter in 2002," he added.

    During the quarter, the Company increased the aggregate commitment amount of its unsecured revolving credit facility from $513 million to $590 million. There was no outstanding balance on the revolving credit facility at the end of the quarter, and the Company had more than $100 million in excess cash. "The expansion of our credit facility improves our overall liquidity, providing additional flexibility to fund ongoing operations and our continued growth," Mr. Sorsby said. "We continue to achieve significant growth while simultaneously lowering our debt ratios. The Great Western Homes acquisition had no significant impact on the Company's leverage, and we expect that the Company's average net leverage ratio for all of fiscal 2003 will be approximately 1.0 to 1.0," he added.

    Following the end of the quarter, Moody's Investor Service upgraded the Company's credit rating on senior notes to Ba2 (from Ba3) and senior subordinated notes to Ba3 (from B2). "The recent upgrades by both Moody's and Standard and Poor's validate our successful geographic diversification initiatives and improving credit profile," Mr. Sorsby concluded.

    In Closing
    "We remain focused on organic growth and profitability as well as the successful integration of recent acquisitions," commented Mr. Hovnanian. "Our Company continues to rank near the top of the housing industry for both earnings growth and return on invested capital. We are confident that the implementation of our growth strategies and our commitment to process improvement will allow us to continue to set new benchmarks for profitability in the future," he said.

    Hovnanian Enterprises will webcast its third quarter earnings conference call at 11:00 a.m. EDT tomorrow morning, September 4th, hosted by Ara K. Hovnanian, President and Chief Executive Officer of the Company. The webcast can be accessed live through the Investor Relations section of Hovnanian Enterprises' Web site at www.khov.com and via www.streetevents.com. For those who are not available to listen to the live webcast, a replay will be available on both websites.

    Hovnanian Enterprises, Inc., founded in 1959 by Kevork S. Hovnanian, Chairman, is headquartered in Red Bank, New Jersey. The Company is one of the nation's largest homebuilders with operations in Arizona, California, Maryland, Michigan, New Jersey, New York, North Carolina, Ohio, Pennsylvania, South Carolina, Texas, Virginia and West Virginia. The Company's homes are marketed and sold under the trade names K. Hovnanian, Washington Homes, Goodman Homes, Matzel & Mumford, Diamond Homes, Westminster Homes, Fortis Homes, Forecast Homes, Parkside Homes, Brighton Homes, Parkwood Builders, Summit Homes and Great Western Homes. As the developer of K. Hovnanian's Four Seasons communities, the Company is also one of the nation's largest builders of active adult homes.

    Additional information on Hovnanian Enterprises, Inc., including a summary investment profile and the Company's 2002 annual report, can be accessed through the Investors page of the Hovnanian Web site at http://www.khov.com. To be added to Hovnanian's investor e-mail or fax lists, please send an email to IR@khov.com or sign up at http://www.khov.com.

    Non-GAAP Financial Measures:
    EBITDA is not a generally accepted accounting principle (GAAP) financial measure. The most directly comparable GAAP financial measure is net income. The reconciliation of EBITDA to net income is presented in a table attached to this earnings release.

    Note:   All statements in this Press Release that are not historical facts should be considered as "forward-looking statements" within the meaning of the Private Securities Litigation Act of 1995. Such statements involve known and unknown risks, uncertainties and other factors that may cause actual results, performance or achievements of the Company to be materially different from any future results, performance or achievements expressed or implied by the forward-looking statements. Such risks, uncertainties and other factors include, but are not limited to, (1) changes in general and local economic and business conditions, (2) weather conditions, (3) changes in market conditions, (4) changes in home prices and sales activity in the markets where the Company builds homes, (5) government regulation, including regulations concerning development of land, the homebuilding process and the environment, (6) fluctuations in interest rates and the availability of mortgage financing,
(7) shortages in and price fluctuations of raw materials and labor, (8) the availability and cost of suitable land and improved lots, (9) levels of competition, (10) availability of financing to the Company, (11) utility shortages and outages or rate fluctuations, (12) geopolitical risks, terrorist acts and other acts of war and (13) other factors described in detail in the Company's Form 10-K for the year ended October 31, 2002.

(Financial Tables Follow)

Hovnanian Enterprises, Inc.
July 31, 2003
Statements of Consolidated Income
(Dollars in Thousands, Except Per Share)
                	Three Months Ended	    Nine Months Ended
	                    July 31,	            July 31,
	                  2003        2002	     2003	  2002
                        ---------   --------      ----------   ----------
Total Revenues	        $848,817    $704,636	  $2,156,269   $1,719,696

Costs and Expenses	 739,009     642,675	   1,890,897	1,586,365
                       ---------    --------      ----------    ---------
Income Before
 Income Taxes	         109,808      61,961	     265,372	  133,331

Provision for Taxes	  41,006      22,774	      99,241	   50,073
                        ---------   ---------     -----------   ----------
Net Income	        $ 68,802    $ 39,187	  $  166,131    $  83,258
                        =========   =========     ===========   ==========
Per Share Data:
  Basic:
   Income per common
    share	           $2.25       $1.27	       $5.35	    $2.76
   Weighted Average Number
    of Common Shares
    Outstanding	          30,630      30,877	      31,044	   30,188

  Assuming Dilution:
    Income per common
     share	           $2.11       $1.20	       $5.06	    $2.61
    Weighted Average
     Number of Common
     Shares Outstanding	  32,543      32,730	      32,806	   31,922

Hovnanian Enterprises, Inc.
July 31, 2003
Homebuilding Gross Margin
(Dollars in Thousands)
	       Homebuilding Gross Margin	Homebuilding Gross Margin
	          Three Months Ended	           Nine Months Ended
	              July 31,	                         July 31,
	         2003	          2002	            2003	    2002
              ----------       ----------       ----------      ----------
	                              (Unaudited)
Sale of Homes	$830,734        $681,329	$2,104,788      $1,656,813
Cost of Sales	 618,650	 530,154	 1,572,306       1,303,637
              ----------       ----------       ----------      ----------
Homebuilding
 Gross Margin	$212,084        $151,175	$  532,482	$  353,176
              ==========       ==========       ==========      ===========

Gross Margin
 Percentage	   25.5%	  22.2%	           25.3%             21.3%

        	 Land Sales Gross Margin	  Land Sales Gross Margin
	           Three Months Ended	             Nine Months Ended
	                 July 31,	                  July 31,
	             2003	   2002	             2003	  2002
                   ---------     --------          --------     ---------

Land and Lot Sales    $3,314	  $10,587	    $13,064	 $29,127
Cost of Sales	       3,247	    9,522	      9,988	  24,048
                   ---------     --------          --------     --------
Land and Lot Gross
 Margin	                 $67	   $1,065	     $3,076	  $5,079
                   =========     ========          ========     ========

Hovnanian Enterprises, Inc.
July 31, 2003
Reconciliation of EBITDA to Net Income
(Dollars in Thousands)
	              Three Months Ended	Nine Months Ended
	                   July 31,	            July 31,
	               2003	   2002	         2003	    2002
                      --------    -------       --------  -------
	                              (Unaudited)
Net Income	        68,802	   39,187	 166,131   83,258
Income Taxes	        41,006	   22,774	  99,241   50,073
Interest expense	17,204	   15,849	  44,308   42,353
                      --------    -------       --------  --------
  EBIT(1)	       127,012	   77,810	 309,680  175,684
Depreciation	         1,721	    1,660	   4,946    5,002
Amortization Debt Fees	 1,977	      316	   2,614    1,805
Amortization of
 Intangibles	         4,336	    1,166	   8,965    2,722
Asset Write-off              -	   12,000	       -   12,000
                       --------   -------        -------- --------
  EBITDA(2)	       135,046	   92,952	 326,205  197,213
                       ========   =======        ======== ========

INTEREST INCURRED	17,807	   15,746	  48,232   42,002

EBITDA TO
 INTEREST INCURRED	   7.6	      5.9	     6.8      4.7

(1) EBIT is a non-GAAP financial measure. The most directly comparable GAAP financial measure is net income. EBIT represents earnings before interest expense and income taxes.

(2) EBITDA is a non-GAAP financial measure. The most directly comparable GAAP financial measure is net income. EBITDA represents earnings before interest expense, income taxes, depreciation, amortization and other non-cash write-offs and charges.

Hovnanian Enterprises, Inc.
July 31, 2003
Interest Incurred, Expensed and Capitalized
(Dollars is Thousands)
        	         Three Months Ended      Nine Months Ended
	                      July 31,	              July 31,
	                   2003      2002          2003      2002
                         -------    -------      -------    -------
                                         (Unaudited)
Interest Capitalized at
 Beginning of Period	 $25,480    $24,876      $22,159    $25,124
Plus Interest Incurred	  17,807     15,746	  48,232     42,002
Less Interest Expensed	  17,204     15,849       44,308     42,353
                         --------   -------      --------   --------
Interest Capitalized at
 End of Period           $26,083    $24,773      $26,083    $24,773
                         ========   =======      ========   ========

Hovnanian Enterprises, Inc.
Summary Financial Projection
(Dollars in Millions except per share or where noted)
(Unaudited)
	                                            Trailing
        	        Fiscal Year   Fiscal Yea    12 Mos.     Fiscal Year     Fiscal Year
	                10/31/2001    10/31/2002   07/31/2003  2003Projection  2004 Projection
                        -----------   -----------  ----------  --------------  ---------------
Total Revenues($ Billion)    $1.74	  $2.55       $2.99        >  $3.00         > $3.80
Income Before Income Taxes  $106.4	 $226.6      $357.8	   > $395.0         > $435.5
Pre-tax Margin                6.1%	   8.9%	      12.0%	   >  13.2%	    >  11.5%
Net Income	             $63.7	 $137.7	     $220.6	   > $245.0	    > $270.0
Earnings Per Share
 (fully diluted)             $2.29        $4.28       $6.70        >  $7.50         >  $8.25
* 2003 Projection is based on three quarters of actual data and one quarter of projected results.

HOVNANIAN ENTERPRISES, INC. AND SUBSIDIARIES
CONSOLIDATED BALANCE SHEETS
(In Thousands)
                                                 July 31,   October 31,
ASSETS	                                           2003	       2002
                                               -----------  -----------
                                               (unaudited)
Homebuilding:
  Cash and cash equivalents................   $   110,820   $   262,675
	                                      -----------   -----------
  Inventories - At the lower of cost or fair
   value:
    Sold and unsold homes and lots under
     development............................    1,090,908	803,829
	                                      -----------   -----------
    Land and land options held for future
     development or sale....................      280,706	171,081
                                              -----------   -----------
    Consolidated Inventory Not Owned:
      Specific performance options..........       72,436	 67,183
      Variable interest entities............	   93,252
      Other options.........................	   54,377        39,489
                                              -----------   -----------
        Total Consolidated Inventory
         Not Owned..........................      220,065       106,672
                                              -----------   -----------
           Total Inventories................    1,591,679     1,081,582
                                              -----------   -----------

Receivables, deposits, and notes............       45,742        26,276
                                              -----------   -----------

Property, plant, and equipment - net........       27,110        19,242
                                              -----------   -----------

Senior residential rental properties - net..        9,215         9,504
                                              -----------   -----------

Prepaid expenses and other assets...........       93,695        86,582
                                              -----------   -----------

Goodwill and indefinite life intangibles....       82,283        82,275
                                              -----------   -----------

Definite life intangibles...................       59,244
                                              -----------   -----------
        Total Homebuilding..................    2,019,788     1,568,136
                                              -----------   -----------

Financial Services:
  Cash and cash equivalents.................       8,819          7,315
  Mortgage loans held for sale..............     152,211         91,451
  Other assets..............................       3,119         11,226
                                              -----------   -----------
    Total Financial Services................     164,149        109,992
                                              -----------   -----------

Income Taxes Receivable - Including deferred
 tax benefits...............................      11,717
                                              -----------   -----------
Total Assets................................  $2,195,654     $1,678,128
                                              ===========   ===========

HOVNANIAN ENTERPRISES, INC. AND SUBSIDIARIES
CONSOLIDATED BALANCE SHEETS
(In Thousands Except Per Share Data)
                                              July 31,     October 31,
LIABILITIES AND STOCKHOLDERS' EQUITY	       2003           2002
                                            -----------    -----------
                                            (unaudited)
Homebuilding:
  Nonrecourse land mortgages................ $   29,173	   $   11,593
  Accounts payable and other liabilities....    211,054	      198,290
  Customers' deposits.......................	 61,263        40,422
  Nonrecourse mortgages secured by operating
   properties...............................      3,177         3,274
  Liabilities from inventory not owned......    116,597        97,983
                                            -----------    -----------
    Total Homebuilding......................    421,264       351,562
                                            -----------    -----------
Financial Services:
  Accounts payable and other liabilities....      6,641         4,857
  Mortgage warehouse line of credit.........    137,039        85,498
                                            -----------    -----------
    Total Financial Services................    143,680        90,355
                                            -----------    -----------
Notes Payable:
  Term loan.................................    115,000       115,000
  Senior notes..............................    387,029       396,390
  Senior subordinated notes.................    300,000       150,000
  Accrued interest..........................     17,738         9,555
                                            -----------	   -----------
    Total Notes Payable.....................    819,767       670,945
                                            -----------	   -----------
Income Taxes Payable - Net of deferred tax
 benefits...................................                      777
                                            -----------	   -----------
    Total Liabilities.......................  1,384,711     1,113,639
                                            -----------	   -----------

Minority interest from inventory not owned..     80,137
                                            -----------	   -----------
Minority interest from joint ventures.......      1,860         1,940
                                            -----------    -----------
Stockholders' Equity:
  Preferred Stock, $.01 par value-authorized
   100,000 shares; none issued..............
  Common Stock, Class A, $.01 par value-
    authorized 87,000,000 shares; issued
    27,875,001 shares at July 31, 2003 and
    27,453,994 shares at October 31,2002
    (including 5,342,599 shares at July 31,
    2003 and 4,343,240 shares at October 31,
    2002 held in Treasury)..................        279           275
Common Stock, Class B, $.01 par value
   (convertible to Class A at time of sale)
   authorized 13,000,000 shares; issued
   7,772,342 shares at July 31, 2003 and
   7,788,061 shares at October 31, 2002
   (including 345,874 shares at July 31, 2003
   and October 31, 2002 held in Treasury)...         78	           78
  Paid in Capital...........................    160,479	      152,977
  Retained Earnings.........................    613,933	      447,802
  Deferred Compensation.....................                      (21)
  Treasury Stock - at cost..................    (45,823)      (38,562)
                                            -----------    -----------
Total Stockholders' Equity..................    728,946       562,549
                                            -----------    -----------
Total Liabilities and Stockholders' Equity.. $2,195,654	   $1,678,128
                                            ===========    ===========

HOVNANIAN ENTERPRISES, INC. AND SUBSIDIARIES
CONSOLIDATED STATEMENTS OF INCOME
(In Thousands Except Per Share Data)
(Unaudited)
                                 Three Months Ended     Nine Months Ended
                                      July 31,              July 31,
                                 -------------------  ----------- ---------
                                   2003       2002       2003       2002
                                 --------- ---------  ---------  ----------
Revenues:
  Homebuilding:
    Sale of homes......          $ 830,734 $ 681,329  $2,104,788 $1,656,813
    Land sales and
     other revenues....              4,441    12,651      16,445     34,564
                                 --------- ---------  ---------- ----------
      Total
       Homebuilding....            835,175   693,980   2,121,233  1,691,377
  Financial Services...             13,642    10,656      35,036     28,319
                                 ---------  ---------  ---------- ---------
    Total Revenues.....            848,817   704,636   2,156,269  1,719,696
                                 ---------  ---------  ---------- ---------
Expenses:
  Homebuilding:
    Cost of sales......            621,897   539,676   1,582,294  1,327,685
    Selling, general
     and administrative             66,136    52,882     180,035    138,177
    Inventory impairment
     loss..............	               149       426       1,633      2,755
                                 ---------  ---------  ---------- ----------
      Total Homebuilding           688,182   592,984   1,763,962  1,468,617
  Financial Services...	             7,635     5,694      19,629     16,156
  Corporate General and
   Administrative......             16,978    12,195      45,026     33,700
  Interest.............             17,204    15,849      44,308     42,353
  Other Operations.....              9,010     3,953      17,972     13,539
  Restructuring Charges/
   Asset Writeoff......                       12,000                 12,000
                                 ---------  ---------  ---------- ----------
      Total Expenses...	           739,009   642,675   1,890,897  1,586,365
                                 ---------  ---------  ---------- ----------
Income Before Income
 Taxes.................	           109,808    61,961     265,372    133,331
                                 ---------  --------- ----------  ----------
State and Federal Income Taxes:
  State................	             5,439     1,679      11,874      5,086
  Federal..............             35,567    21,095      87,367     44,987
                                 ---------  --------- ----------  ----------
    Total Taxes........	            41,006    22,774      99,241     50,073
                                 ---------  --------- ----------  ----------
Net Income.............	         $  68,802  $ 39,187  $  166,131  $  83,258
                                 =========  ========= ==========  ==========
Per Share Data:
Basic:
  Income per common
   share...............	             $2.25     $1.27       $5.35      $2.76
                                 =========  ========= ==========  ==========
  Weighted average number
   of common shares
   outstanding..........           30,630     30,877      31,044     30,188
Assuming dilution:
  Income per common share           $2.11      $1.20       $5.06      $2.61
                                 =========  ========= ==========  ==========
  Weighted average number
   of common shares
   outstanding..........            32,543    32,730      32,806     31,922

    HOVNANIAN ENTERPRISES, INC.
    (DOLLARS IN THOUSANDS EXCEPT AVG. PRICE)

                          Communities Under Development
                             Three Months - 7/31/03
                                      Net Contracts
                                   Three Months Ended
                                        31-Jul-03
                              2003         2002      % Change
                           ----------   ----------   ----------
NE Region
  Homes                           889          534        66.5%
  Dollars                     261,625      148,390        76.3%
  Avg. Price                  294,291      277,884         5.9%
N. Carolina
  Homes                           396          296        33.8%
  Dollars                      72,322       55,660        29.9%
  Avg. Price                  182,630      188,039        (2.9%)
Metro D.C.
  Homes                           469          304        54.3%
  Dollars                     167,495       98,828        69.5%
  Avg. Price                  357,133      325,091         9.9%
California
   Homes                        1,093        1,121        (2.5%)
   Dollars                    336,889      288,885        16.6%
   Avg. Price                 308,224      257,703        19.6%
Texas
    Homes                         637          257       147.9%
    Dollars                   125,292       54,437       130.2%
    Avg. Price                196,691      211,817        (7.1%)
Other
    Homes                         N/A           37          N/A
    Dollars                       N/A        6,443          N/A
    Avg. Price                    N/A      174,148          N/A
Total
    Homes                       3,484        2,549         36.7%
    Dollars                   963,623      652,643         47.6%
    Avg. Price                276,585      256,039          8.0%
    DELIVERIES INCLUDE EXTRAS

    HOVNANIAN ENTERPRISES, INC.
    (DOLLARS IN THOUSANDS EXCEPT AVG. PRICE)

                                Communities Under Development
                                   Three Months - 7/31/03
                                         Deliveries
                                     Three Months Ended
                                           31-Jul-03
                                 2003        2002      %Change
                              ----------  ----------  ----------
NE Region
   Homes                            647         570        13.5%
   Dollars                      210,039     177,153        18.6%
   Avg. Price                   324,635     310,795         4.5%
N. Carolina
   Homes                            365         393        (7.1%)
   Dollars                       65,399      72,437        (9.7%)
   Avg. Price                   179,175     184,318        (2.8%)
Metro D.C.
   Homes                            324         386       (16.1%)
   Dollars                      100,184     110,030        (8.9%)
   Avg. Price                   309,210     285,052         8.5%
California
   Homes                          1,090         926        17.7%
   Dollars                      325,205     242,631        34.0%
   Avg. Price                   298,353     262,021        13.9%
Texas
   Homes                            640         286       123.8%
   Dollars                      129,907      65,432        98.5%
   Avg. Price                   202,980     228,783       (11.3%)
Other
   Homes                            N/A          86          N/A
   Dollars                          N/A      13,646          N/A
   Avg. Price                       N/A     158,674          N/A
Total
   Homes                          3,066       2,647        15.8%
   Dollars                      830,734     681,329        21.9%
   Avg. Price                   270,950     257,397         5.3%
    DELIVERIES INCLUDE EXTRAS

    HOVNANIAN ENTERPRISES, INC.
    (DOLLARS IN THOUSANDS EXCEPT AVG. PRICE)
                                Communities Under Development
                                   Three Months - 7/31/03


                                   Contract Backlog
                                       31-Jul-03
                                 2003        2002     % Change
                              ----------  ----------  ----------
NE Region
   Homes                          2,266        1,578       43.6%
   Dollars                      613,884      442,037       38.9%
   Avg. Price                   270,911      280,125       (3.3%)
N. Carolina
   Homes                            672          564       19.1%
   Dollars                      128,997      108,502       18.9%
   Avg. Price                   191,960      192,380       (0.2%)
Metro D.C.
   Homes                          1,035          920       12.5%
   Dollars                      368,910      292,044       26.3%
   Avg. Price                   356,435      317,439       12.3%
California
   Homes                          1,103        1,007        9.5%
   Dollars                      359,821      286,876       25.4%
   Avg. Price                   326,220      284,882       14.5%
Texas
   Homes                            642          295      117.6%
   Dollars                      127,636       69,556       83.5%
   Avg. Price                   198,810      235,783      (15.7%)
Other
   Homes                            N/A           39         N/A
   Dollars                          N/A        6,456         N/A
   Avg. Price                       N/A      165,547         N/A
Total
   Homes                          5,718        4,403       29.9%
   Dollars                    1,599,248    1,205,471       32.7%
   Avg. Price                   279,687      273,784        2.2%
    DELIVERIES INCLUDE EXTRAS

    HOVNANIAN ENTERPRISES, INC.
    (DOLLARS IN THOUSANDS EXCEPT AVG. PRICE)
                            Communities Under Development
                                 Nine Months - 7/31/03

                                    Net Contracts
                                  Nine Months Ended
                                      31-Jul-03
                              2003         2002     % Change
                            ----------  ----------  ----------
NE Region
   Homes                        1,896        1,478       28.3%
   Dollars                    582,015      423,227       37.5%
   Avg. Price                 306,970      286,351        7.2%
N. Carolina
   Homes                        1,171        1,074        9.0%
   Dollars                    214,700      198,848        8.0%
   Avg. Price                 183,348      185,147       (1.0%)
Metro D.C.
   Homes                        1,229        1,085       13.3%
   Dollars                    422,477      341,919       23.6%
   Avg. Price                 343,757      315,133        9.1%
California
   Homes                        2,994        2,394       25.1%
   Dollars                    882,976      634,009       39.3%
   Avg. Price                 294,915      264,832       11.4%
Texas
   Homes                        1,722          778      121.3%
   Dollars                    338,197      171,409       97.3%
   Avg. Price                 196,398      220,320      (10.9%)
Other
   Homes                            2          172      (98.8%)
   Dollars                        313       26,861      (98.8%)
   Avg. Price                 156,700      156,170        0.3%
Total
    Homes                       9,014        6,981       29.1%
    Dollars                 2,440,678    1,796,273       35.9%
    Avg. Price                270,765      257,309        5.2%
    DELIVERIES INCLUDE EXTRAS

    HOVNANIAN ENTERPRISES, INC.
    (DOLLARS IN THOUSANDS EXCEPT AVG. PRICE)
                                Communities Under Development
                                    Nine Months - 7/31/03

                                        Deliveries
                                     Nine Months Ended
                                          31-Jul-03
                                 2003         2002   % Change
                             ----------  ----------  ----------
NE Region
   Homes                         1,540        1,469        4.8%
   Dollars                     494,957      455,171        8.7%
   Avg. Price                  321,401      309,851        3.7%
N. Carolina
   Homes                           965        1,044       (7.6%)
   Dollars                     173,938      193,902      (10.3%)
   Avg. Price                  180,247      185,730       (3.0%)
Metro D.C.
   Homes                           968          944        2.5%
   Dollars                     305,927      258,755       18.2%
   Avg. Price                  316,040      274,105       15.3%
California
   Homes                         2,846        2,094       35.9%
   Dollars                     819,369      535,961       52.9%
   Avg. Price                  287,902      255,951       12.5%
Texas
   Homes                         1,519          746      103.6%
   Dollars                     309,336      172,778       79.0%
   Avg. Price                  203,645      231,606      (12.1%)
Other
   Homes                             9          258      (96.5%)
   Dollars                       1,261       40,246      (96.9%)
   Avg. Price                  140,111      155,992      (10.2%)
Total
   Homes                         7,847        6,555       19.7%
   Dollars                   2,104,788    1,656,813       27.0%
   Avg. Price                  268,228      252,756        6.1%
    DELIVERIES INCLUDE EXTRAS

    HOVNANIAN ENTERPRISES, INC.
    (DOLLARS IN THOUSANDS EXCEPT AVG. PRICE)
                           Communities Under Development
                               Nine Months - 7/31/03

                                 Contract Backlog
                                     31-Jul-03
                            2003        2002     % Change
                         ----------  ----------  ----------
NE Region
   Homes                     2,266        1,578      43.6%
   Dollars                 613,884      442,037      38.9%
   Avg. Price              270,911      280,125      (3.3%)
N. Carolina
   Homes                       672          564      19.1%
   Dollars                 128,997      108,502      18.9%
   Avg. Price              191,960      192,380      (0.2%)
Metro D.C.
   Homes                     1,035          920      12.5%
   Dollars                 368,910      292,044      26.3%
   Avg. Price              356,435      317,439      12.3%
California
   Homes                     1,103        1,007       9.5%
   Dollars                 359,821      286,876      25.4%
   Avg. Price              326,220      284,882      14.5%
Texas
   Homes                       642          295     117.6%
   Dollars                 127,636       69,556      83.5%
   Avg. Price              198,810      235,783     (15.7%)
Other
   Homes                       N/A           39         N/A
   Dollars                     N/A        6,456         N/A
   Avg. Price                  N/A      165,547         N/A
Total
   Homes                     5,718        4,403      29.9%
   Dollars               1,599,248    1,205,471      32.7%
   Avg. Price              279,687      273,784       2.2%
    DELIVERIES INCLUDE EXTRAS

SOURCE  Hovnanian Enterprises, Inc.
    -0-                             09/03/2003
    /CONTACT: Kevin C. Hake, Vice President and Treasurer, +1-732-747-7800, or Brian A. Cheripka, Assistant Director of Investor Relations, +1-732-747-7800, both of Hovnanian Enterprises, Inc./
    /First Call Analyst: /
    /Web site:  http://www.khov.com /